                                                                    EXHIBIT 10.3


                                    FORM OF


                   EMPLOYEE AND DIRECTOR INCENTIVE STOCK PLAN

                                       OF

                     CORNERSTONE CORE PROPERTIES REIT, INC.

                                TABLE OF CONTENTS

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                                                                                     Page
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1.     Purposes of the Plan and Definitions.....................................      1
       1.1    Purposes..........................................................      1
       1.2    Definitions.......................................................      1
2.     Eligible Persons.........................................................      3
3.     Shares of Stock Subject to this Plan.....................................      3
4.     Administration...........................................................      4
       4.1    Committee.........................................................      4
       4.2    Duration, Removal, Etc............................................      4
       4.3    Meetings and Actions of Committee.................................      4
       4.4    Committee's Powers................................................      4
       4.5    Term of Plan......................................................      5
5.     Grant of Options.........................................................      5
       5.1    Written Agreement.................................................      5
       5.2    Annual $100,000 Limitation on ISOs................................      5
6.     Certain Terms and Conditions of Options and Other Awards.................      6
       6.1    All Awards........................................................      6
       6.2    Terms and Conditions to Which Only NQOs Are Subject...............      8
       6.3    Terms and Conditions to Which Only ISOs Are Subject...............      8
       6.4    Surrender of Options..............................................      9
7.     Restricted Stock.........................................................      9
       7.1    Grant.............................................................      9
       7.2    Restrictions......................................................     10
       7.3    Dividends.........................................................     10
       7.4    Forfeiture of Restricted Stock....................................     10
8.     Stock Appreciation Rights................................................     10
9.     Dividend Equivalent Rights...............................................     10
       9.1    General...........................................................     10
       9.2    Rights and Options................................................     10
       9.3    Payments..........................................................     10
       9.4    Termination of Employment.........................................     11
10.        Compliance with Laws.................................................     11
11.        Employment or Other Relationship.....................................     11
12.        Amendment, Suspension and Termination of this Plan...................     11
13.        Liability and Indemnification of the Committee.......................     11
14.        Securities Law Legends...............................................     12
15.        Severability.........................................................     12
16.        Effective Date and Stockholder Approval..............................     12
17.        Miscellaneous........................................................     12
       17.1   Loans.............................................................     12
       17.2   Forfeiture Provisions.............................................     12
       17.3   Limitations Applicable to Section 16..............................     13
       17.4   Effect of Plan Upon Other Incentive and Compensation Plans........     13
       17.5   Section 83(b) Election Prohibited.................................     13

                                    FORM OF
                   EMPLOYEE AND DIRECTOR INCENTIVE STOCK PLAN
                                       OF
                     CORNERSTONE CORE PROPERTIES REIT, INC.


      1. Purposes of the Plan and Definitions


            1.1 Purposes. The purposes of the Employee and Director Incentive Stock Plan (the "Plan") of Cornerstone Core Properties REIT, Inc. (the "Company") are to:


                  (a) provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase profits;

                  (b) encourage selected persons to accept or continue employment with the Company or any Advisor or Affiliate of the Company; and

                  (c) increase the interest of Directors in the Company's welfare through their participation in the growth in value of the Company's Stock.

      To accomplish these purposes, this Plan provides a means whereby Employees of the Company or any Advisor or Affiliate of the Company, Directors and other enumerated persons may receive Awards.

            1.2 Definitions. For purposes of this Plan, the following terms have the following meanings:

      "Advisor" means the Person or Persons, if any, appointed, employed or contracted with by the Company responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions. The initial Advisor is Cornerstone Advisors, LLC.

      "Affiliate" means any Person (other than an Advisor), whose employees (as such term is defined in the Form S-8 registration statement under the Securities
Act) are eligible to receive Awards under the Plan. The determination of whether a Person is an Affiliate shall be made by the Committee acting in its sole and absolute discretion.

      "Applicable Laws" means the requirements relating to the administration of Awards under U.S. state corporate laws, U.S. Federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Stock are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

      "Articles of Incorporation" means the articles of incorporation of the Company as the same may be amended from time to time.

      "Award" means any award under this Plan, including any grant of Options, Restricted Shares, Stock Appreciation Rights or Dividend Equivalent Rights.

      "Award Agreement" means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

      "Board" means the Board of Directors of the Company.

      "Cause," unless otherwise defined in an Employee's employment agreement, means (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the Employee's material duties under his or her employment agreement, (iii) fraud or other conduct against the material best interests of his or her employer or the Company, or (iv) a conviction of a felony, if such conviction has a material adverse effect on his or her employer. If "Cause" is otherwise defined in an Employee's employment agreement, the definition in the employment agreement shall be effective for purposes of the Plan with respect to the Employee in question.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

      "Committee" has the meaning given it in Section 4.1.

      "Common Stock" or "Stock" means common shares of capital stock of the Company, $0.001 par value per share.

      "Company" has the meaning given it in Section 1.1.

      "Director" means a person elected or appointed and serving as director of the Company in accordance with the Articles of Incorporation and the Maryland General Corporation Law.

      "Dividend Equivalent Right" means an Award of rights pursuant to Section
9.

      "Effective Date" has the meaning given it in Section 18.

      "Employee" has the meaning ascribed to it for purposes of Section 3401(c) of the Code and the Treasury Regulations adopted under that Section. An employee includes an officer or a Director who is an employee of the Company.

      "Employment Termination" means that a Participant has ceased, for any reason and with or without Cause, to be an Employee or Director of, or a consultant to, the Company, the Advisor or any Affiliate of the Company. However, the term "Employment Termination" shall not include a Non-Employee Director's ceasing to be a Director or a transfer of a Participant from the Company to the Advisor or an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company unless the Committee has provided otherwise.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "Exercise Notice" has the meaning given it in Section 6.1(f).

      "Fair Market Value" means with respect to Stock:

            (i) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market System, the Fair Market Value of shares of Stock shall be the closing sales price for the Stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Stock is listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication.

            (ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Stock, the Fair Market Value of the shares of Stock shall be determined in good faith by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other enterprises in the same or similar lines of business.

      "Grant Date" has the meaning given it in Section 6.1(d).

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      "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code, and any successor provision.

      "Non-Employee Director" means a person who is a non-employee director as defined in Rule 16b-3 or a person who is an outside director as defined in Treasury Regulation 1.162-27(e)(3).

      "Non-Qualified Share Option" or "NQO" means any Option that is not an Incentive Stock Option.

      "Option" means an option granted under Section 5.

      "Participant" means an eligible person who is granted an Award.

      "Person" means a corporation, partnership, trust, association or any other entity.

      "Plan" means this Employee and Director Incentive Stock Plan.

      "Related Corporation" means a parent or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code.

      "Restricted Shares" means an Award granted under Section 7.

      "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rules 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

      "Section 16(b)" means Section 16(b) under the Exchange Act.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "Stock Appreciation Right" means an Award granted under Section 8.

      "Ten Percent Stockholder" means any person who, at the time this definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424 or any successor statute), shares of the Company constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of the Company or any Related Corporation.

      2. Eligible Persons

            Every person who, at or as of the Grant Date, is (a) a full-time Employee of the Company, the Advisor or any Affiliate of the Company, (b) a Director of the Company or a director of any Affiliate of the Company, or (c) someone whom the Committee designates as eligible for an Award (other than for Incentive Stock Options) because the person (i) performs bona fide consulting or advisory services for the Company, the Advisor or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (ii) has a direct and significant effect on the financial development of the Company or any Affiliate of the Company, shall be eligible to receive Awards hereunder.

      3. Shares of Stock Subject to this Plan

            The total number of shares of Stock that may be issued under Awards is a number of shares equal to ten percent (10%) of the Company's outstanding Stock. The maximum number of shares of Stock with respect to which ISOs may be granted under the Plan is 5,000,000. Such shares of Stock may consist, in whole or in part, of authorized and unissued Stock or shares of Stock reacquired in private transactions or open market purchases, but all shares of Stock issued under the Plan, regardless of their source, shall be counted against the Stock limitation. Any shares of Stock that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. Any shares of Stock subject to unexercised portions of Options granted under the Plan which shall have been terminated, cancelled or that have expired may again be subject to Options hereunder. The number of shares of Stock reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 6.1.

      4. Administration

            4.1 Committee.

                  (a) In General. This Plan shall be administered by a committee (the "Committee") appointed by the Board. The number of persons who shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, that the Committee shall not consist of fewer than two persons.

                  (b) Section 162(m). To the extent the Board desires to qualify Awards granted under this Plan as "performance based compensation" within the meaning of section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" as defined in Treasury Regulation 1.162-27(e)(3).

                  (c) Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, a Committee consisting solely of two or more "non-employee directors" as defined in Rule 16b-3, must approve such transactions.

            4.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from the Committee by giving at least three days' prior written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number required to comply with Rule 16b-3 or section 162(m) of the Code, (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3 or section 162(m) of the Code, respectively).

            4.3 Meetings and Actions of Committee. The Board shall designate which of the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board (or the Committee) elects a new chairperson. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Articles of Incorporation, the Bylaws of the Company or Applicable Laws.

            4.4 Committee's Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

                  (a) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan;

                  (b) to determine the eligible persons to whom, and the time or times at which, Awards shall be granted;

                  (c) to determine the number of shares of Stock that shall be the subject of each Award;

                  (d) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

                        (i) the period or periods and extent of exercisability of any Option or Stock Appreciation Right;

                        (ii) the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Stock, or other property (including "cashless exercise" arrangements), and the methods by which Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if Stock is used to pay the exercise price of an Option, such Stock must have been held by the Participant for at least six months;

                        (iii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted;

                        (iv) the effect of Employment Termination on an Award;
and

                        (v) the effect of approved leaves of absence;

                  (e) to accelerate the time of exercisability of any Option, Dividend Equivalent Right or Stock Appreciation Right;

                  (f) to construe the respective Award Agreements and the Plan;

                  (g) to make determinations of the Fair Market Value of shares of Stock;

                  (h) to waive any provision, condition or limitation set forth in an Award Agreement;

                  (i) to delegate its duties under the Plan to such agents as it may appoint from time to time; provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemptions provided by Rule 16b-3 or section 162(m) of the Code (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3 or section 162(m) of the Code, respectively); and

                  (j) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

                  The Committee may discriminate among Eligible Participants and Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive.

            4.5 Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

      5. Grant of Options

            5.1 Written Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is an NQO or an ISO.

            5.2 Annual $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Company or any Related

Corporation, the Options covering such additional shares of Stock becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the Fair Market Value of shares of Stock subject to Options shall be determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

      6. Certain Terms and Conditions of Options and Other Awards

            Each Option shall be designated as an ISO or an NQO and shall be subject to the terms and conditions set forth in Section 6.1. Notwithstanding the foregoing, the Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4.

            6.1 All Awards. All Options and other Awards shall be subject to the following terms and conditions:

                  (a) Changes in Capital Structure. If the number of outstanding shares of Stock is increased by means of a share dividend payable in shares of Stock, a share split or other subdivision or by a reclassification of Stock, then, from and after the record date for such dividend, subdivision or reclassification, the number of shares of Stock and class of Stock subject to this Plan and each outstanding Award shall be increased in proportion to such increase in outstanding Stock and the then-applicable exercise price of each outstanding Award shall be correspondingly decreased. If the number shares of outstanding Stock is decreased by means of a share split or other subdivision or by a reclassification of Stock, then, from and after the record date for such split, subdivision or reclassification, the number of shares of Stock and class of Stock subject to this Plan and each outstanding Award shall be decreased in proportion to such decrease in outstanding Stock and the then-applicable exercise price of each outstanding Award shall be correspondingly increased.

                  (b) Certain Corporate Transactions. In the case of any reclassification or change of outstanding Stock issuable upon exercise of an outstanding Award or in the case of any consolidation or merger of the Company with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change in the then-outstanding Stock) or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such successor or purchasing entity, as the case may be, shall make lawful and adequate provision whereby the holder of each outstanding Award shall thereafter have the right, on exercise of such Award, to receive the kind and amount of securities, property and/or cash receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Award immediately before such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall include adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 6.1(a). Notwithstanding the foregoing, if such a transaction occurs, in lieu of causing such rights to be substituted for outstanding Awards, the Committee may, upon 20 days' prior written notice to Participants in its sole discretion: (i) shorten the period during which Awards are exercisable, provided they remain exercisable, to the extent otherwise exercisable, for at least 20 days after the date the notice is given, or (ii) cancel an Award upon payment to the Participant in cash, with respect to each Award to the extent then exercisable, of an amount which, in the sole discretion of the Committee, is determined to be equivalent to the amount, if any, by which the Fair Market Value (at the effective time of the transaction) of the consideration that the Participant would have received if the Award had been exercised before the effective time exceeds the exercise price of the Award. The actions described in this Section 6.1(b) may be taken without regard to any resulting tax consequences to the Participant.

                  (c) Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the "Grant Date").

                  (d) Time of Exercise; Vesting. Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award.

                  (e) Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of

ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution. Awards requiring exercise shall be exercisable only by the Participant, assignees that were approved by the Committee, executors, administrators or beneficiaries of the Participant (who are the permitted transferees hereunder), guardians or members of a committee for an incompetent Participant, or similar persons duly authorized by law to administer the estate or assets of a Participant.

                  (f) Notice and Payment. To the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Company or its designated agent during the term of the Award (the "Exercise Notice"). The Exercise Notice shall: (i) state the number of shares of Stock with respect to which the Award is being exercised; (ii) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(e); and (iii) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all shares of Stock purchased at the time notice of exercise of an Award is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:

                        (i) for all Participants other than officers and Directors, acceptance of each such Participant's full recourse promissory note for some or all (to the extent permitted by law) of the exercise price of the Stock being acquired, payable on such terms and rate of interest as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Stock which are the subject of the Award or other securities;

                        (ii) for all Participants, delivery by each such Participant of Stock already owned by such Participant for all or part of the exercise price of the Award being exercised, provided that the Fair Market Value of such Stock is equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participant is authorized to pay and elects to pay by delivery of such shares of Stock;

                        (iii) for all Participants, surrender by each such Participant, or withholding by the Company from the Stock issuable upon exercise of the Award, of a number of shares of Stock subject to the Award being exercised with a Fair Market Value equal to some or all of the exercise price of the Stock being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or

                        (iv) for all Participants, payment may be made pursuant to a cashless exercise arrangement approved by the Committee.

      If the exercise price is satisfied in whole or in part by the delivery of Stock pursuant to paragraph (ii) above, and provided that all such Stock have been held by the Participant for at least six months, the Committee may issue the Participant an additional Option, with terms identical to those set forth in the option agreement governing the exercised Option, except for the exercise price which shall be the fair market value used for such delivery and the number of shares of Stock subject to such additional Option shall be the number of shares of Stock so delivered.

                  (g) Termination of Employment from the Company, the Advisor or any Affiliate of the Company; Removal of a Director for Cause. Any Award or portion thereof which has not vested on or before the date of a Participant's Employment Termination shall expire on the date of such Employment Termination. As to an Award or portion thereof that has vested by the time of Employment Termination, the Committee shall establish, in respect of each Award when granted, the effect of an Employment Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the Employee). All Awards granted to a Director whether or not an Employee will lapse on the date the Director ceases to be a Director of the Company as a result of his removal for Cause. Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any Employment Termination (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease the number of shares of Stock covered by the Award with respect to which the Award is exercisable or vested. A transfer of a Participant from the Company to the Advisor or an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed an Employment Termination or a break in continuous employment unless the Committee has provided otherwise.

                  (h) Death, Disability or Retirement. Any Award or portion thereof which has not vested on or before the date of the Participant's death, disability or retirement shall expire on the date of such Participant's death, disability or retirement. As to an Award or portion thereof that has vested by the date of death, disability or retirement of the Participant, such Awards or portions thereof must be exercised within two years of the date of the Participant's death, disability or retirement by the Participant or a person authorized under this Plan to exercise such Award.

                  (i) Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (j) Withholding and Employment Taxes. At the time of exercise of an Award, the lapse of restrictions on an Award or a disqualifying disposition of shares of Stock issued under an ISO (within the meaning of Section 6.3(c)), the Participant shall remit to the Company in cash all applicable Federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have shares of Stock which are acquired upon exercise of an Award withheld by the Company or tender other shares of Stock owned by the Participant to the Company at the time that the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to any limitations as the Committee determines are necessary or appropriate. Any shares of Stock so withheld or tendered shall be valued by the Company as of the date they are withheld or tendered. If shares of Stock are tendered to satisfy such withholding tax obligation, the Committee may issue the Participant an additional Option, with terms identical to those set forth in the option agreement governing the Option exercised, except that the exercise price shall be the Fair Market Value used by the Company in accepting the tender of shares of Stock for such purpose and the number of shares of Stock subject to the additional Option shall be the number of shares of Stock tendered by the Participant.

            6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                  (a) Exercise Price. The exercise price of an NQO shall be determined by the Committee; provided, however, that the exercise price of an NQO shall not be less than the Fair Market Value of the Stock subject to the Option on the Grant Date.

                  (b) Option Term. Unless the Committee specifies an earlier expiration date at the Grant Date, each NQO shall expire 10 years after the Grant Date.

            6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                  (a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the Stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a Ten Percent Stockholder shall not be less than 110% of such fair market value.

                  (b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Stockholder shall expire no later than five years after the Grant Date.

                  (c) Disqualifying Dispositions. If shares of Stock acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Stock to the optionee, the holder of the Stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition, shall provide such other information regarding the disposition as the Company may reasonably require and shall pay the Company any withholding and employment taxes which the Company in its sole discretion deems applicable to the disposition.

                  (d) Termination of Employment. Notwithstanding Section 6.1(i), all vested ISOs must be exercised within three months of the Employment Termination of the optionee, or at any time otherwise permissible in the case of a Participant who dies within three months of Employment Termination, unless such Employment Termination is due to the employee's being disabled (within the meaning of Section 22(e)(3) of the Code), in which case the ISO shall be exercised within one year of the Employment Termination, notwithstanding Section 6.1(i).

            6.4 Surrender of Options. The Committee, acting in its sole discretion, may include a provision in an Award Agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the Fair Market Value of the Stock subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the Award Agreement, together with a signed statement which specifies the number of shares of Stock as to which the optionee is surrendering the Option, together with a request for such type of payment. Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or shares of Stock, or a combination of the two, equal to (or equal in Fair Market Value to) the excess of the Fair Market Value of the shares of Stock covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such shares of Stock. The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Applicable Laws, the Committee may terminate an optionee's rights to receive payments in cash for fractional shares of Stock. Any Award Agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy Applicable Law.

      7. Restricted Stock

            Restricted Stock shall be subject to the following terms and conditions:

            7.1 Grant. The Committee may grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall specify the number of shares of Stock to be issued to the Participant, the date of issuance and the restrictions imposed on the shares of Stock including the conditions of release or lapse of such restrictions. Unless the Committee provides otherwise, the restrictions shall not lapse earlier than six months after the date of the Award. Pending the lapse of restrictions, certificates evidencing Restricted Stock (if any) shall bear a legend referring to the restrictions and shall be held by the Company. Prior to the issuance of any Restricted Stock, the Participant receiving such Restricted Stock shall pay to the Company an amount of cash equal to the exercise price of the Restricted Stock, which at a minimum shall be the par value per share of Restricted Stock multiplied by the number of shares of Restricted Stock to be issued. The exercise price of Restricted Stock shall be stated in the applicable Award Agreement. Upon the issuance of Restricted Stock, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require in order to enforce the restrictions applicable thereto.

            7.2 Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Stock, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the shares of Restricted Stock have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

            7.3 Dividends. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Stock shall be paid to the recipient of the Award of Restricted Stock on the normal dividend payment dates, and dividends payable in shares of Stock shall be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such dividend is paid. Each Award Agreement for Awards of Restricted Stock shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash dividends paid with respect to any shares of Restricted Stock which are subsequently forfeited.

            7.4 Forfeiture of Restricted Stock. Except to the extent otherwise provided in the governing Award Agreement, when a Participant's Employment Termination occurs, the Participant shall automatically forfeit all Restricted Stock still subject to restriction.

      8. Stock Appreciation Rights

            The Committee may grant Stock Appreciation Rights to eligible persons. A Stock Appreciation Right shall entitle its holder to receive from the Company, at the time of exercise of the right, an amount in cash equal to (or, at the Committee's discretion, shares of Stock equal in Fair Market Value to) the excess of the Fair Market Value (at the date of exercise) of a share of Stock over a specified price fixed by the Committee in the governing Award Agreement multiplied by the number of shares of Stock as to which the holder is exercising the Stock Appreciation Right. The specified price fixed by the Committee shall not be less than the Fair Market Value of the shares of Stock on the Grant Date of the Stock Appreciation Right. Stock Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option or independent of any Option. The specified price of a tandem Stock Appreciation Right shall be the exercise price of the related Option. Any Stock Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.

      9. Dividend Equivalent Rights

            9.1 General. The Committee shall have the authority to grant Dividend Equivalent Rights to Participants upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan. Each Dividend Equivalent Right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the periodic dividends declared and paid by the Company on one share of Stock. If the Dividend Equivalent Right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any Stock Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option.

            9.2 Rights and Options. Each Dividend Equivalent Right may relate to a specific Option granted under this Plan and may be granted to the optionee either concurrently with the grant of such Option or at such later time as determined by the Committee, or each Dividend Equivalent Right may be granted independent of any Option.

            9.3 Payments. The Committee shall determine at the time of grant whether payment pursuant to a Dividend Equivalent Right shall be immediate or deferred and if immediate, the Company shall make payments pursuant to each Dividend Equivalent Right concurrently with the payment of the periodic dividends to holders of Common Shares. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the Dividend Equivalent Right is forfeited under the terms of the Plan or applicable Award Agreement. The Committee shall also determine in its sole discretion whether any portion of any payment shall be made in shares of Stock.

            9.4 Termination of Employment. In the event of Employment Termination, any Dividend Equivalent Right held by such Participant on the date of Employment Termination shall automatically be forfeited, unless otherwise expressly provided by the Committee.

      10. Compliance with Laws

            This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Stock, and the payment of money or other consideration allowable under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Stock with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant or exercise of any Award, the Company may require the Participant (or, in the event of the Participant's death, the Participant's legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant's (or such other person's) intentions with regard to the retention or disposition of the Stock covered by the Award and written covenants as to the manner of disposal of such Stock as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Stock under the Securities Act or register or qualify any Stock under any state or other securities laws.

      11. Employment or Other Relationship

            Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company, the Advisor or any Affiliate of the Company to terminate any Participant's employment or status as a consultant or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director or consultant of, the Company, the Advisor or any Affiliate of the Company.

      12. Amendment, Suspension and Termination of this Plan

            The Board may at any time amend, suspend or discontinue this Plan provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, the requirements for stockholder approval. Notwithstanding the above, an amendment, alteration, suspension or discontinuation shall not be made if it would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. The provisions of the Plan relating to Awards for Non-Employee Directors may not be amended more than once each six months.

      13. Liability and Indemnification of the Committee

            No person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such person's part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Committee against, and each person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

      14. Securities Law Legends

            Certificates of shares of Stock and Restricted Stock, if issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any shares of Stock issued pursuant to an effective registration statement under the Securities Act.

      15. Severability

            If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

      16. Effective Date and Stockholder Approval

            This Plan was originally approved by the Company's Board on December 6, 2004. It was approved in that form by the holder of the Company's voting Stock on December 6, 2004 (the "Effective Date").

      17. Miscellaneous

            17.1 Loans. An employer may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted under this Plan. The terms and conditions of any such loan shall be set by the board of directors of the employer.

            17.2 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards granted under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Award Agreement, or by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by a Participant upon the receipt or exercise of the Award, or upon the receipt or resale of any Stock underlying such Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) Employment Termination occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Participant, at any time, or during a specified time period, engages in any activity in competition with his employer or the Company, or which is inimical, contrary or harmful to the interests of his employer or the Company, as may be further defined from time to time by the Committee.

            17.3 Limitations Applicable to Section 16. Notwithstanding any other provision of this Plan, this Plan, and any Award granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

            17.4 Effect of Plan Upon Other Incentive and Compensation Plans. The adoption of this Plan shall not affect any other options or compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, the Advisor or its Affiliates, or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

            17.5 Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award granted under this Plan without the Company's consent.